PALOMAR HOLDINGS, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(For U.S. Participants)

Palomar Holdings, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Palomar Holdings, Inc. 2019 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:
Employee ID:
Date of Grant:
Total Number of Units:	TOTAL_SHARES_GRANTED, (each a “Unit”), subject to adjustment as provided by the Restricted Stock Units Agreement.
Settlement Date:	Except as provided by the Restricted Stock Units Agreement (the “Agreement”), the date on which a Unit becomes a Vested Unit.
Vesting Start Date:
Vested Shares:

Except as provided in the Restricted Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) as of any date is determined by multiplying the Total Number of Units by the “Vested Ratio” determined as of such date, as follows:

Vested Ratio

Superseding Agreement:	None

Tax Withholding:         All tax withholding obligations shall be satisfied by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award as permitted by Section 7.2 of the Agreement.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

PALOMAR HOLDINGS, INC.	PARTICIPANT
By: /s/ Mac Armstrong Mac Armstrong Chief Executive Officer	Signature:
Address: 7979 Ivanhoe Avenue, Suite 500 La Jolla, CA 92037	Address:
ATTACHMENTS: 2019 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement and Plan Prospectus